Exhibit 99.4

SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data presented below has been derived in part from, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Exhibit 99.1 to the Form 8-K and Exhibit 99.2 to this amendment to Form 8-K and G.research’s financial statements and the notes thereto beginning on page F-1 contained in Exhibit 99.1 to the Form 8-K and in Exhibit 99.1 to this amendment to Form 8-K.  Amounts included in the tables related to income statement data and balance sheet data are derived from G.research’s audited financial statements for the years ended December 31, 2018 and 2017 and from G.research’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2019 and 2018.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017
Income Statement Data (in thousands)
Revenues
Commission income	$4,550	$4,432	$6,155	$7,517
Fees earned from affiliated entities	1,128	1,649	2,030	4,530
Principal transactions	(8)	(13,576)	(22,303)	2,896
Dividends and interest	158	727	1,891	422
Underwriting fees	75	19	103	175
Sales manager fees	591	100	16	40
Other revenues	37	15	23	99
Total revenues	6,531	(6,634)	(12,085)	15,679
Expenses:
Compensation and related costs	6,955	8,769	10,864	13,872
Clearing charges	934	1,014	1,313	1,963
General and administrative expenses	712	800	1,273	1,531
Occupancy equipment	667	800	805	764
Total expenses	9,268	11,383	14,255	18,130

Loss before income tax benefit	(2,737)	(18,017)	(26,340)	(2,451)
Income tax benefit	(596)	(4,403)	(6,103)	(786)
Net Loss attributable to G.research, LLC’s member	$(2,141)	$(13,614)	$(20,237)	$(1,665)

Balance Sheet Data (in thousands)	September 30, 2019	December 31,
		2018	2017
Cash, cash equivalents and investments	$5,411	$11,201	$116,102
Total assets	6,224	12,247	117,567
Total liabilities	1,484	2,066	1,542
Total member’s capital	$4,740	$10,181	$116,025